                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Banknorth Group, Inc.                        Banknorth Capital Trust II
----------------------------------------------------  -----------------------------------------
            (Exact name of Registrant as              (Exact name of Registrant as specified in
             specified in its charter)                          its trust agreement)

                       Maine                                        Delaware
----------------------------------------------------        -------------------------
          (State or other jurisdiction of                 (State or other jurisdiction of
           incorporation or organization)                 incorporation or organization)

                     01-0437984                                    Applied For
----------------------------------------------------        -------------------------
                  (I.R.S. Employer                              (I.R.S. Employer
                Identification No.)                            Identification No.)

                                  P.O. Box 9540
                               Two Portland Square
                           Portland, Maine 04112-9540
                                 (207) 761-8500
                            -------------------------
                    (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:
333-81980 and 333-81980-03

        Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class                       Name of Each Exchange on Which
            to be so Registered                        Each Class is to be Registered
---------------------------------------------       ------------------------------------
Banknorth Capital Trust II 8% Trust Preferred       New York Stock Exchange, Inc.
Securities (and the Guarantee by Banknorth
Group, Inc. with respect thereto)

     Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1.         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                The information relating to the securities of Banknorth Capital Trust II (the "Trust") and Bankorth Group, Inc. (the "Company")(the Trust and the Company are referred to herein as the "Registrants") required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of Capital Securities," "Description of the Guarantee," "Description of Junior Subordinated Debt Securities" and "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantee" in the Prospectus and "Certain Terms of the Capital Securities," "Certain Terms of the Junior Subordinated Debentures" and "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" in the Prospectus Supplement included in the Registration Statement on Form S-3 (Registration Nos. 333-81980 and 333-81980-3) filed with the Commission on February 1, 2002, as amended (the "Registration Statement"), and the same sections in the Prospectus, dated February 12, 2002, and the Prospectus Supplement, dated February 14, 2002, filed on February 15, 2002 pursuant to Rule 424(b) under the Securities Act of 1933, which are deemed to be incorporated by reference herein.

ITEM 2.         EXHIBITS

                4.1 Specimen Capital Security Certificate (included as part of Exhibit 4.3).

                4.2 Specimen Junior Subordinated Debenture (included as part of Exhibit 4.4).

                4.3 Amended and Restated Trust Agreement, dated February 22, 2002, among the Company, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K filed by on February 22, 2002).

                4.4 Form of Junior Subordinated Indenture between the Company and The Bank of New York, as Property Trustee (incorporated by reference to Exhibit 4.5 to the Registration Statement).

                4.5 Guarantee Agreement, dated February 22, 2002, between the Company and The Bank of New York, as Guarantee Trustee (incorporated by reference to Exhibit 4.5 to the Company's Current Report on Form 8-K filed on February 22, 2002).

                4.6 Certificate of Trust of Banknorth Capital Trust II (incorporated by reference to Exhibit 4.6 to the Registration Statement).

                                    SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 BANKNORTH GROUP, INC.

Date: February 22, 2002          By:    /s/ Peter J. Verrill
                                       -----------------------------------------
                                       Peter J. Verrill, Chief Operating Officer
                                       and Chief Financial Officer



                                 BANKNORTH CAPITAL TRUST II

                                 By: BANKNORTH GROUP, INC., as Sponsor

Date: February 22, 2002          By:    /s/ Peter J. Verrill
                                       -----------------------------------------
                                       Peter J. Verrill, Chief Operating Officer
                                       and Chief Financial Officer

                                  EXHIBIT INDEX


                4.1 Specimen Capital Security Certificate (included as part of Exhibit 4.3).

                4.2 Specimen Junior Subordinated Debenture (included as part of Exhibit 4.4).

                4.3 Amended and Restated Trust Agreement, dated February 22, 2002, among the Company, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K filed on February 22, 2002).

                4.4 Form of Junior Subordinated Indenture between the Company and The Bank of New York, as Property Trustee (incorporated by reference to Exhibit 4.5 to the Registration Statement).

                4.5 Guarantee Agreement, dated February 22, 2002, between the Company and The Bank of New York, as Guarantee Trustee (incorporated by reference to Exhibit 4.5 to the Company's Current Report on Form 8-K filed on February 22, 2002).

                4.6 Certificate of Trust of Banknorth Capital Trust II (incorporated by reference to Exhibit 4.6 to the Registration Statement).